UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2005

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In response to questions from certain investors during meetings in New York City on December 8, 2005, regarding the potential entry by Mesa Airlines’ into the Hawaiian inter-island market, the Registrant distributed a report to such investors regarding projected relative operating costs of Mesa Airlines and Hawaiian Airlines, Inc., the Registrant’s wholly-owned subsidiary (“Hawaiian”).  A copy of the report, which was prepared by an independent consultant engaged by Hawaiian, Simat, Helliesen & Eichner, Inc. (“SH&E”), is attached hereto as Exhibit 99.1.  The report is based in part on the assumptions formulated by SH&E and contained therein.  Such assumptions are subject to change based on variations in market pricing and other factors; if such assumptions change or prove to be incorrect, actual relative costs would differ from the projected costs contained therein.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

99.1         Pro-Forma Unit Costs Analysis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2005

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1         Pro-Forma Unit Costs Analysis